UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2024

PHIO PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Apex Drive, Suite 300A, PMB 2006
Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	PHIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, Phio Pharmaceuticals Corp. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on June 17, 2024. At the Annual Meeting, the Company’s stockholders approved an amendment to the 2020 Phio Pharmaceuticals Corp. Long Term Incentive Plan (the “2020 Plan”). The amendment to the 2020 Plan became effective upon stockholder approval and increased the number of shares that may be issued thereunder by 500,000, to a total of 725,500 shares available for issuance under the 2020 Plan, as described under Proposal No. 4 of the Company’s definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission on May 8, 2024 (the “2024 Proxy Statement”), which description is incorporated herein by reference.

The foregoing description of the amended and restated 2020 Plan is qualified in its entirety by reference to the text of the amended 2020 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 17, 2024, the Company held its Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on the following proposals, each as described in the 2024 Proxy Statement: (i) election of five directors to serve until the Company’s 2025 Annual Meeting of Stockholders; (ii) ratification of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2024; (iii) amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock at a ratio of not less than 1-for-2 and not greater than 1-for-9, with the exact ratio and effective time of the reverse stock split to be determined by the Company’s Board of Directors (the “Reverse Stock Split Proposal”); and (iv) amendment and restatement of the 2020 Plan to increase the number of shares of common stock available for issuance thereunder by 500,000. The Company had 4,591,700 shares of common stock issued and outstanding at the close of business on April 26, 2024, the record date for eligibility to vote at the Annual Meeting, and there were present (in person virtually or represented by valid proxy) a total of 2,204,345 shares of common stock. All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved, and all director nominees were elected. The ratio and effective date of the reverse stock split will be reported on a separate Current Report on Form 8-K once approved by the Company’s Board of Directors.

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At the Annual Meeting, the Company’s stockholders voted in the following manner with respect to the following proposals:

Proposal 1: Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Robert J. Bitterman	582,377	64,922	1,557,046
Patricia A. Bradford	559,606	87,693	1,557,046
Robert L. Ferrara	583,843	63,456	1,557,046
Jonathan E. Freeman, Ph.D.	592,469	54,830	1,557,046
Curtis A. Lockshin, Ph.D.	567,895	79,404	1,557,046

Proposal 2: Ratification of Auditors

For	Against	Abstain
2,075,307	84,708	44,330

Proposal 3: Reverse Stock Split

For	Against	Abstain
1,879,666	313,572	11,107

Proposal 4: Amendment and Restatement of the 2020 Phio Pharmaceuticals Corp. Long Term Incentive Plan

For	Against	Abstain	Broker Non-Votes
507,168	135,275	4,856	1,557,046

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1	2020 Phio Pharmaceuticals Corp. Long Term Incentive Plan, as amended and restated.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHIO PHARMACEUTICALS CORP.

Date: June 21, 2024	By:	/s/ Robert Bitterman
Robert Bitterman President & Chief Executive Officer

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